Exhibit 10.2

VOTING AGREEMENT

This Voting Agreement (the “Agreement”) is made and entered into as of this 13th day of August, 2021, by and among Good Ventures Foundation (“Foundation”) and Dustin Moskovitz (“Moskovitz”).

WITNESSETH

Whereas, Foundation is the beneficial owner of an aggregate of 1,720,916 shares of Class A common stock and 0 shares of Class B common stock of Asana, Inc. (the “Company”) (collectively such stock of which the Foundation is the beneficial owner, the “Foundation Shares”);

Whereas, Moskovitz and related entities are the holders of Class A common stock and Class B common stock of the Company (collectively, the “Moskovitz Shares”); and

Whereas, to aid in the efficient administration of the voting of the Foundation Shares, the Foundation and Moskovitz have agreed to the process for the future voting of the Foundation Shares as set forth below.

Now, Therefore, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT
1.Voting.

1.1    Voting Agreement. With respect to all matters presented to the Company’s stockholders for consideration (a “Stockholder Matter”), the Foundation shall vote all of the Foundation Shares in the same manner and as the Moskovitz Shares are voted in the Stockholder Matter, except to the extent provided in Section 1.3.

1.2    Proxy. The Foundation hereby appoints Moskovitz, or any other holder of the Moskovitz Shares, as the Foundation’s true and lawful proxy and attorney, with the power to act alone and with full power of substitution, to vote all of such Foundation Shares as set forth in this Agreement and to execute all appropriate instruments consistent with this Agreement on behalf of the Foundation if the Foundation fails to vote all of the Foundation Shares or execute such other instruments in accordance with the provisions of this Agreement within five (5) days of Moskovitz’s or any other party’s written request for the Foundation’s signature. Each such proxy and power will be irrevocable for the term hereof, except to the extent provided in Section 1.3.

1.3    Other Rights. Except as provided by this Agreement, the Foundation shall exercise the full rights of a holder of capital stock of the Company with respect to the Foundation Shares, including the ability to transfer, sell or otherwise dispose of the Foundation Shares. The Foundation shall have no obligation to vote the Foundation Shares in the same manner as the Moskovitz Shares in any Stockholder Matter, and the power and proxy shall be of no force and effect, if the Foundation, in its sole discretion, determines that such action could result in a violation of the requirements applicable to it as a private foundation under section 501(c)(3) of the Internal Revenue Code or would otherwise be inconsistent with applicable law, including, without limitation, the California Nonprofit Public Benefit Corporation Law.

2.Termination.

2.1    This Agreement shall continue in full force and effect from the date hereof until the date that either Moskovitz or the Foundation terminates this Agreement by written action.

3.Miscellaneous.

3.1    Ownership. The Foundation represents and warrants to Moskovitz that (a) the Foundation now owns the Foundation Shares, free and clear of liens or encumbrances, and has not, prior to or on the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar

Exhibit 10.2
arrangement other than one which has expired or terminated prior to the date hereof, and (b) the Foundation has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, the Foundation enforceable in accordance with its terms.

3.2    Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, and shall be binding upon the parties hereto in the United States and worldwide. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any federal or state court within San Francisco County, State of California in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein (whether based on breach of contract, tort, breach of duty or any other theory), agrees that process may be served upon it in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection that they might otherwise have to jurisdiction, venue and such process. Each party agrees not to commence any legal proceedings based upon or arising out of this Agreement or the matters contemplated herein (whether based on breach of contract, tort, breach of duty or any other theory) except in such courts.

3.3    Amendment or Waiver. This Agreement may be amended or modified (or provisions of this Agreement waived) only upon the written consent of Moskovitz and the Foundation.

3.4    Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

3.5    Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors and administrators and other legal representatives.

3.6    Additional Shares. In the event that subsequent to the date of this Agreement any shares or other securities are issued on, or in exchange for, any of the Foundation Shares by reason of any stock dividend, stock split, combination of shares, reclassification or the like, or the Foundation acquires additional shares of capital stock of the Company, such shares or securities shall be deemed to be Foundation Shares, as the case may be, for purposes of this Agreement.

3.7    Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one instrument.

3.8    Waiver. No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

3.9    Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement by law, or otherwise afforded to any party, shall be cumulative and not alternative.

3.10    Notices. All notices required in connection with this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written notification of receipt. All communications shall be sent to the

Exhibit 10.2
address appearing on the books of the Company or at such other address or electronic mail address as such party may designate by 10 days advance written notice to the other parties hereto.

3.11    Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

[THIS SPACE INTENTIONALLY LEFT BLANK]

Exhibit 10.2

In Witness Whereof, the parties hereto have executed this VOTING AGREEMENT as of the date first above written.

Good Ventures Foundation

/s/ Dustin Moskovitz	By: /s/ Cari Tuna
Dustin Moskovitz	Name: /s/ Cari Tuna
Title: President

4